UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2008

Innovative Designs, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of Incorporation)

000-5179	03-0465528
(Commission File Number)	(IRS Employer Identification No.)

223 North Main Street, Suit 1, Pittsburgh, Pennsylvania	15215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 799-0350

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers.

On March 27, 2008, the registrant was informed by Mr. Anthony Fonzi that effective March 24, 2008, he was resigning his position as the registrant’s Chief Financial Officer and principal accounting officer. Mr. Fonzi also resigned from the Board of Directors. In his letter of resignation, Mr. Fonzi stated, in part, “Due to overwhelming odds in my personal life, I find I cannot execute my duties in a professional and timely manner.” Mr. Fonzi went on to offer any assistance needed in order to make this a smooth transition. As previously reported, Mr. Joseph Riccelli the registrant’s Chief Executive Officer will assume the duties of Chief Financial Officer and principal accounting officer. Mr. Riccelli will do so until a replacement can be appointed.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:

March 28, 2008

Innovative Designs, Inc.
Registrant

By:	/s/ Joseph Riccelli
Joseph Riccelli
Title:	Chief Executive Officer